SECURITIES AND EXCHANGE COMMISSION

                     Washington D.C.  20549



                            FORM 8-K



                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934





Date of Report (Date of earliest event reported) May 21, 1997


                   SK TECHNOLOGIES CORPORATION
     (Exact name of registrant as specified in its charter)


         Delaware                  0-18184           52-1507455
(State or other jurisdiction     (Commission      (IRS Employer
 of incorporation)                File Number)     Identification
                                                   No.)


      500 Fairway Drive, Suite 104, Deerfield Beach, FL 33441
  (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (954) 418-0101


                         Not Applicable
  (Former name or former address, if changed since last report)

Item 1.   Change in Control of Registrant.

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets.

          On May 21, 1997 the Company entered into an Asset
          Purchase Agreement with an unrelated party (the "Buyer"), whereby the Buyer acquired from the Company, the StoreKare Software for Subway (including the software source code) and certain other related assets.

          The purchase price of the assets is the sum of the following:

          (a) $55,000 was paid to the Company on May 21, 1997 upon signing the agreement,

          (b) the greater of either $5,000 per month for 24 months after the date of agreement or 10% of gross sales, of any software that is an associative or derivative of the Software for Subway, during the first 24 months after the date of the agreement,

          (c) quarterly payments of 10% of gross sales, of any software that is an associative or derivative of the Software for Subway, for the 25th through 60th month after the date of the agreement, and

          (d) if the Buyer introduces a new system to Subway, the buyer shall pay the Company on a quarterly basis, for a period of five years after the date of this agreement, 10% of the gross margins on hardware and software sales of such product to Subway (exclusive of any software or hardware developed exclusively by the Buyer).

Item 3.   Bankruptcy or Receivership.

          Not Applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not Applicable.

Item 5.   Other Events.

          Not Applicable

Item 6.   Resignation of Registrant's Directors.

          Not Applicable.

Item 7.   Financial Statement and Exhibits.

          Not Applicable.

Item 8.   Change in Fiscal Year.

          Not Applicable.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SK TECHNOLOGIES CORPORATION


                              By:    /s/  Calvin S. Shoemaker
                                   Calvin S. Shoemaker, President


DATED:  June 4, 1997